Exhibit 99.1

Mill City Announces Commencement of Options Trading on Cboe Exchange

WAYZATA, MN, August 25, 2025 – Mill City Ventures III, Ltd. (“Mill City” or the “Company”) (NASDAQ: MCVT) today announced that the Company’s common stock is available for options trading on the Cboe Global Markets (“Cboe”), effective August 22, 2025, under the ticker “MCVT”.

The introduction of listed options offers a full range of standard expiration dates and strike prices and is expected to broaden investor participation, support greater liquidity in Mill City shares, and provide new tools for managing risk, leveraging positions, and expressing views on the Company’s future performance. Mill City believes this milestone demonstrates further evidence of growing investor engagement and confidence in the long-term execution of its SUI-treasury strategy.

“The commencement of options trading on the Cboe underscores the continued growth of the Company and our differentiated SUI-treasury strategy,” said Stephen Mackintosh, Chief Investment Officer of Mill City. “This achievement not only expands the potential for investor engagement with our stock, but also signals Mill City’s increasing institutional recognition and relevance in the capital markets. We are pleased to empower investors with more tools to engage with our cutting-edge strategy.”

Options trading for Mill City is available through the Options Clearing Corporation (“OCC”) and will be subject to standard rules and regulations established by the Nasdaq Capital Market and the OCC.

About Mill City Ventures III, Ltd.

Mill City Ventures III, Ltd. is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, Mill City is seeking to build a premier digital asset treasury platform designed for scale, transparency, and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI, and beyond. The Company plans to continue its specialty finance operations while executing its SUI-treasury strategy. For more information, please visit www.millcityventures3.com.

Forward Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward-looking statements when it discusses the anticipated liquidity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, risks inherent with investing in SUI, including SUI’s volatility, the risks of implementing a new treasury diversification strategy, SUI’s capabilities as a blockchain and the opportunities SUI creates, the belief that the new board members will provide strong and experienced leadership to the Company, the competitive environment of the Company’s business among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other documents filed from time-to-time with the Securities and Exchange Commission.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

MCVT@elevate-ir.com